Stock Purchase Agreement


                         dated as of September 30, 1999


                                  by and among


                                 MailTV Pty Ltd,


                              World CallNet, Inc.,


                                       and


                              Paul Goodman-Simpson












                                BAKER & MC.KENZIE
                                   Solicitors
Level 26, AMP Centre                                        Level 39, Rialto
50 Bridge Street                                            525 Collins Street
SYDNEY  NSW  2000                                           MELBOURNE  VIC  3000
Tel:  (02) 9225-0200                                        Tel:  (03) 9617-4200
Fax:  (02) 9223-7711                                        Fax:  (03) 9614-2103


                                    Contents


Section           Heading                                                                  Page

1.                Definitions and Interpretation.............................................2
1.1               Definitions................................................................2
1.2               Interpretation.............................................................4

2.                Purchase and Sale..........................................................5
2.1               Purchase and Sale of Company Shares........................................5
2.2               Issuance of Company Shares; Purchase Price.................................5
2.3               First Closing..............................................................5
2.4               Second Closing.............................................................5
2.5               Deliveries at the First Closing by the Purchaser...........................6
2.6               Deliveries at the First Closing by the Company.............................6
2.7               Deliveries at the Second Closing by the Purchaser..........................7
2.8               Deliveries at the Second Closing by the Company............................7

3.                Changes to Capital.........................................................7
3.1               Alteration of the capital of the Company...................................7
3.2               Merger involving the Company...............................................8
3.3               Anti-dilution..............................................................8

4.                Conditions.................................................................8
4.1               Conditions Precedent to Purchaser's Obligation to Close....................8
4.2               Conditions Precedent to Company's Obligation to Close......................9

5.                Representations and Warranties............................................10
5.1               Representations and Warranties of the Company.............................10
5.2               Representations and Warranties of the Purchaser...........................10
5.3               Survival of representations and warranties................................10
5.4               Representation and warranties separate....................................10
5.5               Waiver....................................................................10
5.6               Indemnity.................................................................11
5.7               Guaranty..................................................................11
5.8               Aggregate liability.......................................................11
5.9               Disclosure Letters........................................................12
5.10              Time limitation...........................................................12
5.11              Prompt disclosure of breach...............................................12

6.                Covenants.................................................................13
6.1               Affirmative covenants of the Company......................................13
6.2               Negative Covenants of the Company.........................................13
6.3               Covenants of the Purchaser................................................14
6.4               No Solicitation...........................................................15


                                       i






7.                Termination...............................................................15
7.1               General...................................................................15
7.2               Payments in event of termination..........................................15

8.                General...................................................................16
8.1               Costs.....................................................................16
8.2               Notices...................................................................16
8.3               Successors Bound..........................................................17
8.4               Assignment................................................................18
8.5               Continuing Agreement......................................................18
8.6               Further Assurance.........................................................18
8.7               Publicity.................................................................18
8.8               Amendments................................................................18
8.9               Governing Law; Jurisdiction...............................................18
8.10              No Partnership............................................................19
8.11              Severability..............................................................19
8.12              Waiver....................................................................19
8.13              Effect of Termination.....................................................19
8.14              Rights Cumulative.........................................................19
8.15              Entire Agreement..........................................................19
8.16              Counterparts..............................................................20

Schedule 1        Representations and Warranties of the Company.............................22

Company Disclosure Schedule.................................................................39

Schedule 2        Representations and Warranties of the Purchaser...........................42

Annex A           Previous Payments by the Purchaser........................................44

Annex B           Form of Registration Rights Agreement......................................1




This Stock Purchase Agreement, dated as of September 30, 1999, is made by an among the following parties:

MailTV Pty Limited (the "Purchaser"), a company incorporated in New South Wales, Australia, whose registered office is Level 24-60, Margaret Street, Sydney, Australia 2000,

World CallNet, Inc. (the "Company"), a Delaware corporation, whose principal place of business is Brecon House, Meridian Gate, 207 Marsh Wall, London E14 9YT, and

Paul Goodman-Simpson of Brecon House, Meridian Gate, 207 Marsh Wall, London E14 9YT ("Simpson").

Recitals

A. The Company, through its wholly owned subsidiary Overleaf, is the legal and beneficial owner of all intellectual property rights and interests in Mailtv.

B. The Company owns and operates an internet service provider in the United Kingdom operating as CallNet PLC.

C. The Company wishes to expand the Business internationally and, in connection therewith, has agreed to grant to the Purchaser the exclusive right to commercialize Mailtv in Australia and has entered into a joint venture arrangement relating to the production of Mailtv in the Asia Pacific region with the Purchaser.

D. To further cement their commercial relationship, the Purchaser has agreed to purchase, and the Company has agreed to issue and sell, the number of Company Shares specified in this Agreement, subject to and in accordance with the provisions of this Agreement. The Company Shares to be issued to the Purchaser, when issued pursuant to the terms of this Agreement, will represent approximately 50% of the outstanding Company Shares, after giving effect to all outstanding warrants, options and similar rights to purchase Company Shares.

E. Simpson is the Chief Executive Officer of the Company and the owner of approximately 4.3% of the issued and outstanding Company Shares as of the date of this Agreement, exclusive of Company Shares underlining Stock options owned by Simpson.

F. The Warrantors (as hereinafter defined) are willing to give the representations and warranties regarding the Company to the Purchaser with the intention that the Purchaser shall rely on them in entering into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the Parties agree as follows:

--------------------------------------------------------------------------------
1.       Definitions and Interpretation
--------------------------------------------------------------------------------

1.1      Definitions

As used herein, the following capitalized terms shall have the following meanings:

"Agreement" means this Stock Purchase Agreement;

"Business" means the business of creation, production and promotion of internet technologies, products (including Mailtv) and communications as carried on by the Group;

"Business Day" means a day on which banks are open for business in Sydney and New York, excluding a Saturday, Sunday and public holiday;

"Company Acquisition Proposal" means an inquiry or proposal which relates to or contemplates a Company Acquisition Transaction;

"Company Acquisition Transaction" means (a) any Merger involving the Company or any subsidiary of the Company, (b) any sale, exchange, transfer or other disposition to any person or entity of properties or assets of the Company or any subsidiary which constitute all or substantially all of the properties and assets of the Company or such subsidiary or which are material to the Business, or (c) any tender offer or exchange offer by any person or entity for any of the outstanding Company Shares or the outstanding shares of any subsidiary of the Company;

"Company Disclosure Letter" is defined in Section 5.1

"Company Shares" means the shares of common stock, par value $.001 per share, of the Company;

"Delaware Code" is defined in Section 2.6;

"Disclosure Schedule" means the Company Disclosure Schedule and/or the Purchaser Disclosure Schedule, as the context may require;

"Dollars" or "$" or "US$" means the currency of the United States of America;

"First Closing" is defined in Section 2.3;

"First Tranche Shares" is defined in Section 2.2;

"Government Agency" means:

(a)  a government, whether foreign, federal, state, territorial or local;

(b)  a department, office or minister of a government acting in that capacity;

(c)  Securities and Exchange Commission;

(d) The National Association of Securities Dealers or The Nasdaq Stock Market, Inc.; or

(e)  a   commission,   delegate,   instrumentality,   agency,   board  or  other
     governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

"Group" means the Company and its subsidiaries (wholly owned or otherwise);

"Joint Venture" means, collectively, (a) the joint venture arrangement between the Company and the Purchaser pursuant to which the Purchaser will have the exclusive right to market and sell Mailtv in the Asia Pacific region and (b) the license granted by the Company to the Purchaser pursuant to which the Purchaser will have the exclusive right to market and sell Mailtv in Australia;

"KeyClub" means KeyClub.net, Inc a company incorporated in the State of Florida;

"KeyClub Shares" means the shares of common stock, par value $.001 per share, of KeyClub;

"Mailtv" means the interactive television and internet system legally and beneficially owned by the Company (with patents pending in Europe), as identified in Application Number 99201002.5, together with all future expansions and applications of these systems, methods and technologies;

"Merger" is defined in Section 3.2;

"Overleaf" means Overleaf Systems Ltd., a wholly owned subsidiary of the Company;

"Parties" means the parties to this Agreement;

"Purchaser Disclosure Letter" is defined in Section 5.2;

"Registration Rights Agreement" means the Registration Rights Agreement, in the form attached hereto as Annex B, between the Company and the Purchaser;

"Second Closing" is defined in Section 2.4;

"Second Tranche Shares" is defined in Section 2.2;

"Security Interest" means any mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, arrangement for the retention of title and any other right, interest, power or arrangement of any nature having the purpose or effect of providing security for, or protecting against default in respect of the obligations of any person;

"Service Agreement" means the service agreement between the Company and the Purchaser pursuant to which the Company will provide all technical and management services as may be required by the Company to deliver Mailtv to all commercial markets in the Asia Pacific region;

"Terminating Company Breach" is defined in Section 7.1;

"Terminating Purchaser Breach" is defined in Section 7.1;

"Third Party Interest" means any Security Interest, lease, license, option, voting arrangement, easement, covenant, notation, restriction, interest under any agreement, interest under any trust, or other right, equity, entitlement or other interest of any nature held by a third party; and

"Warrantors" means the Company and Simpson.

1.2      Interpretation

In this Agreement unless the context otherwise requires:

(a)  words importing the singular include the plural and vice versa;

(b)  words importing a gender include every gender;

(c) references to any document (including this Agreement) include references to that document as amended, modified, supplemented or replaced;

(d) references to this Agreement are references to this Agreement and any annexes, schedules, recitals and exhibits to this Agreement;

(e) references to paragraphs, Sections, recitals, schedules, annexes and exhibits are references to paragraphs and Sections of, and recitals, annexes and exhibits to, this Agreement;

(f) headings are for convenience only and must be ignored in construing this Agreement;

(g)  references  to any person or any party  include  references to their or its
     respective  successors,  permitted  assigns,  substitutes,   executors  and
     administrators;

(h) references to law includes references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, proclamation, subordinate legislation, by-law, judgment, rule of common law or equity and rule of any applicable stock exchange;

(i) references to any law are references to that law as amended, consolidated, supplemented or replaced;

(j) references to any person include references to any individual, company, body corporate, association, partnership, firm, joint venture, trust, fund and Governmental Agency; and

(k) where any covenant, obligation, liability or warranty is given or entered into by more than one person, it shall bind such persons jointly and severally.


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


--------------------------------------------------------------------------------
2.       Purchase and Sale
--------------------------------------------------------------------------------

2.1      Purchase and Sale of Company Shares

Upon the terms and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell, transfer, convey and deliver to the Purchaser, the Company Shares.

2.2      Issuance of Company Shares; Purchase Price

The Company Shares shall be issued in two installments, in accordance with the following schedule: At the First Closing, the Company shall issue 2,900,000 Company Shares (the "First Tranche Shares") and at the Second Closing the Company shall issue 11,600,000 Company Shares (the "Second Tranche Shares"). The purchase price for the First Tranche Shares shall be the payment by the Purchaser to the Company, by wire transfer of immediately available funds, of the amount of $2,718,750 (including amounts referred to in the following sentence) and the transfer by the Purchaser of 453,125 KeyClub Shares owned by it. The Company acknowledges that it has previously received from, or on behalf of, the Purchaser the amounts set forth on Annex A attached hereto as an advance payment for the First Tranche Shares and that such amounts are deemed part of the purchase price of the First Tranche Shares. The purchase price for the Second Tranche Shares shall be the payment by the Purchaser to the Company, by wire transfer of immediately available funds, of the amount of $10,875,000 and the transfer by the Purchaser of 1,812,500 KeyClub Shares owned by it.

All Company Shares issued pursuant to the terms of this Agreement, and all of the KeyClub Shares transferred pursuant to the terms of this Agreement, shall be issued and transferred free of any Third Party Interests.

2.3      First Closing

The closing of the purchase of the First Tranche Shares (the "First Closing") shall take place on September 30, 1999, or such earlier date as the Parties may agree.

2.4      Second Closing

The closing of the purchase of the Second Tranche Shares (the "Second Closing") shall take place on December 31, 1999, except that, with the consent of all Parties, (a) the Second Closing shall take place on an earlier date or (b) a portion of the Second Tranche Shares shall be issued, in one or more closings, prior to December 31, 1999 (in which event the Purchaser shall make a pro rata payment for the portion of the Second Tranche Shares so issued, and all references in this Agreement to the Second Closing shall refer to each closing at which a portion of the Second Tranche Shares are issued).

2.5      Deliveries at the First Closing by the Purchaser

At the First Closing, the Purchaser shall deliver to the Company;

(a)  cash, in immediately available funds, in the amount of $2,718,750;

(b)  a  stock   certificate(s),   containing  a  "restrictive   shares"  legend,
     representing 453,125 KeyClub Shares, endorsed for transfer or accompanied by stock powers;

(c) resolutions adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby (including the execution of the Registration Rights Agreement);

(d)  the Registration Rights Agreement, executed by the Purchaser;

(e)  the documents referred to in Section 4.2; and

(f) such other documents, certificates and instruments as the Company shall reasonably request.

2.6      Deliveries at the First Closing by the Company

At the First Closing, the Company shall deliver to the Purchaser:

(a)  a  stock   certificate(s),   containing  a  "restrictive   shares"  legend,
     representing the First Tranche Shares;

(b) resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the execution, delivery and performance of the Registration Rights Agreement);

(c) resolutions adopted by the Board of Directors of the Company approving the acquisition by the Purchaser of the Company Shares pursuant to this Agreement so that the Purchaser will not be subject to the limitations on "business combinations" set forth in Section 203 of General Corporation Law of the State of Delaware (the "Delaware Code") by virtue of the execution, delivery or performance of this Agreement by the Company and the Purchaser;

(d) resolutions of the Board of Directors of the Company appointing two nominees of the Purchaser as directors of the Company;

(e)  the Registration Rights Agreement, executed by the Company;

(f)  the documents referred to in Section 4.1; and

(g) such other documents, certificates and instruments as the Purchaser shall reasonably request.

2.7      Deliveries at the Second Closing by the Purchaser

At the Second Closing, the Purchaser shall deliver to the Company:

(a)  cash, in immediately available funds, in the amount of $10,875,000;

(b)  a  stock   certificate(s),   containing  a  "restrictive   shares"  legend,
     representing 1,812,500 KeyClub Shares, endorsed for transfer or accompanied by stock powers;

(c)  the documents referred to in Section 4.2; and

(d) such other documents, certificates and instruments as the Company shall reasonably request.

2.8      Deliveries at the Second Closing by the Company

At the Second Closing, the Company shall deliver to the Purchaser;

(a)  a  stock   certificate(s),   containing  a  "restrictive   shares"  legend,
     representing the Second Tranche Shares;

(b)  the documents referred to in Section 4.1; and

(c) such other documents, certificates and instruments as the Purchaser shall reasonably request.

--------------------------------------------------------------------------------
3.       Changes to Capital
--------------------------------------------------------------------------------

3.1      Alteration of the capital of the Company

If, after the date of this Agreement but prior to the issuance to the Purchaser of all of the Company Shares to be issued pursuant to this Agreement, there is:

(a) a stock dividend payable in Company Shares, the number of Company Shares which have not been issued to the Purchaser shall be increased by the number of Company Shares which the Purchaser would have received if it had been the registered holder of all of the Company Shares to be issued pursuant to this Agreement before the record date for the stock dividend; or

(b) a reverse stock split of the Company Shares, the number of Company Shares which have not been issued to the Purchaser shall be decreased in the same ratio; or

(c) a stock split of the Company Shares, the number of Company Shares which have not been issued to the Purchaser shall be increased in the same ratio; or

(d) Nothing in this Section 3.1 shall be deemed to permit the Company to take any action prohibited by Section 6.2.

3.2      Merger involving the Company

If, after the date of this Agreement but prior to the issuance to the Purchaser of all of the Company Shares to be issued pursuant to this Agreement, there is a merger, takeover, consolidation or similar restructuring or acquisition involving the Company with the result that the Company Shares are compulsorily acquired, cancelled or vested in a third party under any law relating to a merger, consolidation or other business combination (a "Merger"), the Purchaser shall, upon the tender by it of payment for the Company Shares which have not theretofore been issued to it, be entitled to any new securities or cash proceeds received in respect of such Merger to the same value and to the same extent as it would have been entitled to had the Purchaser been the record holder of all of the Company Shares issuable pursuant to this Agreement immediately prior to the Merger. Nothing in this Section 3.2 shall be deemed to permit the Company to take any action prohibited by Section 6.2.

3.3      Anti-dilution

If after the date of this Agreement, the Company issues Company Shares (for whatever reason) to a third party, the Company must offer to sell to the Purchaser, on terms no less favorable than those offered to the third party, a number of Company Shares such that upon payment and allotment and issue, the Purchaser's shareholding or interest in the enlarged issued share capital of the Company shall at all times not be less than fifty percent (50%). Nothing in this
Section 3.3 shall be deemed to permit the Company to take any action prohibited by Section 6.2.

--------------------------------------------------------------------------------
4.       Conditions
--------------------------------------------------------------------------------

4.1      Conditions Precedent to Purchaser's Obligation to Close

The obligation of the Purchaser to consummate the transactions contemplated by this Agreement at the First Closing or at the Second Closing is subject to the satisfaction of the following conditions, unless waived by the Purchaser:

(a) the results of a due diligence examination, by or on behalf of the Purchaser, of business, tax and legal matters pertaining to the Group and the Business, being satisfactory to the Purchaser in its sole discretion;

(b) the Company and the Purchaser entering into the Joint Venture and the Service Agreement, the terms of which are satisfactory to the Purchaser;

(c) the Company obtaining all necessary shareholder approval and any consents (government, regulatory or otherwise) to the issue of the Company Shares to the Purchaser;

(d) the representations and warranties set forth in Schedule 1 shall be true and correct in all material respects at and as of such Closing (except that at any Second Closing the number of outstanding Company Shares shall have increased from the number set forth in such Schedule by the number of Company Shares issued pursuant to this Agreement);

(e) the Company shall have performed and complied, in all material respects, with all of its covenants hereunder;

(f) no governmental entity or court of competent jurisdiction shall have enacted issued any statute, rule, regulation, decree, injunction or other order which prohibits the transactions contemplated hereby by the Company;

(g) the Company shall have delivered to the Purchaser a certificate to the effect that each of the conditions specified above in Section 4.1(c)-(f) is satisfied; and

(h) at the First Closing, the Company shall have delivered to the Purchaser the resolutions of the Board of Directors of the Company referred to in Section
     2.6 and, at the Second Closing, the Company shall have delivered to the Purchaser a certificate of its Secretary that such resolutions are still in full force and effect and have not been modified, amended or altered in any way.

4.2      Conditions Precedent to Company's Obligation to Close

The obligation of the Company to consummate the transactions contemplated by this Agreement at the First Closing or at the Second Closing is subject to the satisfaction of the following conditions, unless waived by the Company:

(a) the Company obtaining all necessary shareholder approval and any consents (government, regulatory or otherwise) to the issue of the Company Shares to the Purchaser;

(b) the representations and warranties set forth in Schedule 2 shall be true and correct in all material respects at and as of such Closing;

(c) the Purchaser shall have performed and complied, in all material respects, with all of its covenants hereunder;

(d) no governmental entity or court of competent jurisdiction shall have enacted issued any statute, rule, regulation, decree, injunction or other order which prohibits the transactions contemplated hereby by the Purchaser;

(e) the Purchaser shall have delivered to the Company a certificate to the effect that each of the conditions specified above in Section 4.2(b)-(d) is satisfied; and

(f) at the First Closing, the Purchaser shall have delivered to the Company the resolutions of the Board of Directors of the Purchaser referred to in
     Section 2.5 and, at the Second Closing, the Purchaser shall have delivered to the Company a certificate of its Secretary that such resolutions are still in full force and effect and have not been modified, amended or altered in any way.

--------------------------------------------------------------------------------
5.       Representations and Warranties
--------------------------------------------------------------------------------

5.1      Representations and Warranties of the Company

The Company represents and warrants to the Purchaser that the statements contained in Schedule 1 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule delivered by the Company to the Purchaser prior to the execution of this Agreement (the "Company Disclosure Schedule"). The Warrantors acknowledge and agree that the Purchaser has entered into this Agreement in reliance on the representations and warranties regarding the Company contained in this Agreement.

5.2      Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Company that the statements contained in Schedule 2 are correct and complete as of the date of this Agreement, except as contained in the Disclosure Schedule delivered by the Purchaser to the Company prior to the execution of this Agreement (the "Purchaser Disclosure Schedule").

5.3      Survival of representations and warranties

The representations and warranties of the Company contained in this Agreement and the remedies of the Purchaser for any breach of any of such representations and warranties shall survive the First Closing and each Second Closing.

5.4      Representation and warranties separate

Each of the representations and warranties of each of the Company and the Purchaser shall be construed separately and independently from the others and from the rest of this Agreement so that the Purchaser and the Company, respectively, shall have a separate claim and right of action in respect of every breach of each such representation and warranty.

5.5      Waiver

Each of the Warrantors waive any right which they may have against the Group or any director or employee of the Group for any error, omission or misrepresentation in the information or opinions given by any of the Warrantors in connection with the negotiation and preparation of this Agreement and the giving by the Warrantors of the representations and warranties of the Company contained in this Agreement. Each of the Warrantors also acknowledge and agree that any such right to claim any damages or contribution from the Group or any director or employee of the Group shall not constitute a defense in respect of any claim against any of the Warrantors by the Purchaser relating to this Agreement.

5.6      Indemnity

Without restricting the ability of the Purchaser to claim damages on any basis, the Company hereby agrees to indemnify and hold harmless the Purchaser from and against all proceedings, actions, claims, demands, losses, liabilities, damages, costs and expenses which may be brought against or suffered or incurred by the Purchaser arising out of or in connection with any of the representations and warranties of the Company contained in this Agreement being untrue, inaccurate, or misleading or arising out of or in connection with any breach of this Agreement by any of the Warrantors.

5.7      Guaranty

Simpson hereby irrevocably and unconditionally guarantees to the Purchaser the prompt and full discharge by the Company of all of the Company's covenants, agreements, obligations and liabilities under this Agreement (collectively, the "Obligations"), including, but not limited to the Obligations under Sections 5.6 and 7.2 hereof, in accordance with the terms thereof. Simpson acknowledges and agrees that, with respect to all Obligations to pay money, such guaranty shall be a guaranty of payment and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against the Company. If the Company shall default in the due and punctual performance of any Obligation, including the full and timely payment of any amount due and payable pursuant to any Obligation that Simpson shall forthwith on demand perform or cause to be performed such Obligation and will forthwith on demand make full payment of any amount due with respect thereto.

The liabilities and obligations of Simpson pursuant to this Section 5.7 are unconditional and absolute, and without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the invalidity or unenforceability in whole or in part of this Agreement or the insolvency, bankruptcy or other similar provision affecting the Company. Simpson hereby waives any right to require the Purchaser to proceed against or take any action against or pursue any remedy with respect to the Company before the Purchaser may enforce its rights hereunder against him.

5.8      Aggregate liability

The maximum aggregate liability of Simpson under this Agreement shall not exceed twice the cash actually paid by the Purchaser for the Company Shares.

5.9      Disclosure Letters

(a) The representations and warranties of the Company and the Purchaser are given subject only to the matters fairly and specifically disclosed in the Company Disclosure Letter and the Purchaser Disclosure Letter, respectively, but not by any matters which could be inferred from them or which are contained in any other documents referred to in the Company Disclosure Letter or the Purchaser Disclosure Letter but which are not themselves attached to such Disclosure Letter.

(b) If any document is annexed to a Disclosure Letter, then the representations and warranties will only be limited by matters fairly and specifically disclosed in that document but not by any matters which could be inferred from that document or contained in any other documents which are referred to in that document but which are not themselves attached to such Disclosure Letter.

(c) No other information relating to the Company which the Purchaser has knowledge of (actual or constructive) and no investigation by or on behalf of the Purchaser will prejudice any claim made by the Purchaser as a result of the breach by the Company of any of the representations and warranties made by it in this Agreement or operate to reduce any amount recoverable by the Purchaser. No other information relating to KeyClub or the Purchaser which the Company has knowledge of (actual or constructive) and no investigation by or on behalf of the Company will prejudice any claim made by the Company as a result of the breach by the Purchaser of any of the representations and warranties made by it in this Agreement or operate to reduce any amount recoverable by the Purchaser.

5.10     Time limitation

The Purchaser shall only be able to make a claim under this Section 5 in respect of any representation or warranty of the Company contained in this Agreement being untrue, inaccurate or misleading if that claim is notified to the Company in writing by the date which is twelve months after the date of this Agreement.

5.11     Prompt disclosure of breach

The Warrantors must immediately disclose to Purchaser any matter, event or circumstance (including any omission to act) which may arise or become known to them which:

(a) constitutes a breach of or is inconsistent with any representation or warranty of the Company contained in this Agreement; or

(b) has or is likely to have, an adverse effect on the financial position or prospects of the Group.

The obligations of the Warrantors under this Section 5.11 shall cease on the expiration of the period referred to in Section 5.10.

--------------------------------------------------------------------------------
6.       Covenants
--------------------------------------------------------------------------------

6.1      Affirmative covenants of the Company

During the period from the date of this Agreement until all of the Company Shares issuable pursuant to this Agreement have been issued by the Company to the Purchaser, the Company will:

(a) conduct the Business in the ordinary and normal course and in the same manner as it was conducted prior to the date of this Agreement;

(b) permit the Purchaser and its representatives, upon one business days notice, to have reasonable access from time to time during normal business hours to all premises, properties, personnel, books, records, contracts and documents of or pertaining to the Company; and

(c) give prompt written notice to the Purchaser of any event that (i) has or may reasonably be expected to have a material adverse effect on the Company, the Group or the Business or (ii) causes or may reasonably be expected to cause a breach of any of the representations or warranties of the Company contained forth in this Agreement.

6.2      Negative Covenants of the Company

Without the prior written consent of the Purchaser, which will not be unreasonably withheld, during the period from the date of this Agreement until all of the Company Shares issuable pursuant to this Agreement have been issued by the Company to the Purchaser, the Company will not:

(a) enter into any contract or commitment which is in any way outside the ordinary course of the business of the Group or which will have a material adverse effect on the Group;

(b)  institute changes in any management policy of the Group;

(c) issue, award, grant or sale any shares, stock, stock units, convertible notes, bonds or other securities of the Group or any rights or options to subscribe for, or otherwise agree to issue any of the foregoing or any other interest convertible into shares of capital stock;

(d) do or omit to do or allow there to be done any act or thing which would lead to any of the representations and warranties of the Company contained in this Agreement being untrue, inaccurate or misleading or in any of the conditions to a First Closing or Second Closing not being satisfied;

(e) (i) increase the compensation payable to, or to become payable to, any director or executive officer of the Company, or (ii) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company as in effect on this date of this Agreement) to, or enter into any employment or severance agreement with, any director or executive officer;

(f) declare or pay any dividend on, or make any other distribution in respect of, the outstanding shares of capital stock of the Company, except for dividends by a subsidiary of the Company to the Company or another subsidiary of the Company;

(g) (i) redeem, purchase or otherwise acquire any Company Shares or any securities convertible into or exchangeable or exercisable for Company Shares, (ii) effect any recapitalization, or (iii) split, combine or reclassify any of its outstanding shares of capital stock;

(h) acquire or agree to acquire, in one transaction or a series of related transactions, an equity interest with a purchase price in excess of $50,000 or assets with a value in excess of $50,000 unless it has received approval to do so by its Board of Directors;

(i) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of any assets with a value in excess of $50,000 unless it has received approval to do so by its Board of Directors;

(j) propose or adopt any amendments to the Certificate of Incorporation or By-Laws of the Company; or

(k)  commit to do any of the foregoing.

6.3      Covenants of the Purchaser

(a) During the period from the date of this Agreement until all of the Company Shares issuable pursuant to this Agreement have been issued by the Company to the Purchaser, the Purchaser will:

     (i) give prompt written notice to the Company of any event that causes or may reasonably be expected to cause a breach of any of the representations or warranties of the Purchaser contained in this Agreement; and

     (ii) not do or omit to do or allow there to be done any act or thing which would lead to any of the representations and warranties of the Purchaser contained in this Agreement being untrue, inaccurate or misleading or in any of the conditions to a First Closing or Second Closing not being satisfied.

(b) Within 30 days from the date of this Agreement, Purchaser shall use its best efforts to cause KeyClub to execute and deliver a registration rights agreement to the Company granting the Company the right to register the KeyClub Shares received by it pursuant to this Agreement. The rights of the Company to register the KeyClub Shares shall be identical to Purchaser's rights to register the Company Shares as provided in the Registration Rights Agreement, except that the Company shall only be permitted to exercise its registration rights with respect to the KeyClub Shares to the extent that it has satisfied its obligations to register the Purchaser's Company Shares under the Registration Rights Agreement.

6.4          No Solicitation

During the period from the date of this Agreement until December 31, 1999, the Company will not, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any action to facilitate, a Company Acquisition Proposal, or enter into discussions or negotiate with any person or entity in furtherance of a Company Acquisition
Proposal, or enter into an agreement with respect to a Company Acquisition Transaction, or agree to or endorse any Company Acquisition Proposal, or authorize or permit any of the officers, directors or employees of the Company or any representative of the Company to take any such action; provided, however, that the foregoing shall not prohibit the Company from complying with applicable law.

--------------------------------------------------------------------------------
7.       Termination
--------------------------------------------------------------------------------

7.1      General

This Agreement may be terminated only in the following ways:

(a)  prior to the First Closing, by the mutual consent of the Parties; or

(b) at any time by the Purchaser upon any intentional breach of any covenant or agreement on the part of the Company contained in this Agreement, or if any material representation or warranty of the Company contained in this Agreement shall be or become untrue (a "Terminating Company Breach"), provided that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, the Purchaser may not terminate this Agreement under this Section 7.1(b); or

(c) at any time by the Company upon any intentional breach of any covenant or agreement on the part of the Purchaser contained in this Agreement, or if any material representation or warranty of the Purchaser contained in this Agreement shall be or become untrue (a "Terminating Purchaser Breach"), provided that if such Terminating Purchaser Breach is curable by the Purchaser through the exercise of its reasonable best efforts and for so long as the Purchaser continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 7.1(c).

7.2      Payments in event of termination

(a) If this Agreement is terminated for any reason pursuant to Section 7.1(b), then the Company shall (i) pay the Purchaser an amount equal to two times the amount of cash paid by the Purchaser for the Company Shares theretofore purchased by the Purchaser (including any payments made by the Purchaser to the Company prior to the execution of this Agreement, as set forth on Annex
     A) and (ii) transfer back to the Purchaser all KeyClub Shares which have theretofore been transferred from the Purchaser to the Company.

(b) The Parties agree that the amounts provided in Section 7.2(a) payable upon the occurrence of the events specified therein have been determined by negotiation and reflect their best estimate and judgment of the monetary value of the losses and damages to be incurred in connection with, and time, effort, expense and cost of opportunity associated with, the transactions contemplated in this Agreement, and the Parties agree to accept payment of such amount as liquidated damages in full and complete satisfaction of all claims and expenses arising from the occurrence of such events. Any payment required to be made pursuant to Section 7.2(a) shall be made not later than two Business Days after delivery to the Company by the Purchaser of notice of demand for payment and shall be made by wire transfer of immediately available funds.

--------------------------------------------------------------------------------
8.       General
--------------------------------------------------------------------------------

8.1      Costs

Except as contemplated by Section 7.2, each of the Parties shall bear its own costs and expenses incurred in the preparation and performance of this Agreement and the transactions contemplated hereby.

8.2      Notices

Any notice required to be given under this Agreement shall be in writing and signed by or on behalf of the Party giving it and shall be sent by certified mail and by facsimile transmission to the following addresses and facsimile numbers:

Purchaser:

Address:     Level 24-60, Margaret Street
             Sydney, New South Wales

Fax:         (612) 9251 2379
Attn:        Peter Boonen/Gerard Farley

with a copy to Baker & McKenzie

Address:     Level 26, AMP Centre
             50 Bridge Street
             Sydney, NSW 20000
Fax:         (612) 9223-7711
Attn:        Benjamin McLaughlin

The Company:

Address:     Brecon House
             Meridian Gate
             207 Marsh Wall
             London E14 9YT

Fax:         (44-171) 345-1013
Attn:        Paul Goodman-Simpson

with a copy to Sichenzia, Ross & Friedman LLP

Address:     135 West 50th Street, 20th Floor
             New York, New York 10020

Fax:         (212) 664-7329
Attn:        Richard Friedman

Simpson:

Address:     Brecon House
             Meridian Gate
             207 Marsh Wall
             London E14 9YT
Fax:         (44-171) 345-1013


Any such notice shall be deemed to be delivered on the Business Day following receipt of the facsimile transmission report confirming the recipient's answer back.

8.3      Successors Bound

This Agreement shall be binding on and shall inure to the benefit of the successors and assigns of each of the Parties.

8.4      Assignment

Except as may be contemplated hereby, none of the Parties may assign its rights and obligations in whole or in part under this Agreement without the prior written consent of the other Parties. provided, that, upon the request of the Purchaser, all or a portion of the Company Shares shall be issued in the name of a person or entity other than the Purchaser and, upon the request of the Company, all or a portion of the KeyClub Shares to be transferred to the Company shall be transferred to a person or entity other than the Company.

8.5      Continuing Agreement

All provisions of this Agreement shall so far as they are capable of being performed and observed continue in full force and effect notwithstanding a First Closing or a Second Closing except in respect of those matters then already performed.

8.6      Further Assurance

Each of the Parties shall use its respective reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement (including obtaining any necessary third party consents) and shall, do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect.

8.7      Publicity

Other than as required by law, the rules of any relevant stock exchange or any other like regulatory authority or Governmental Agency no announcement or publicity concerning this Agreement or any matter ancillary to this Agreement shall be made by any Party without the prior written consent of the other Parties (such consent not to be unreasonably withheld or delayed).

8.8      Amendments

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties which would be affected by such amendment.

8.9      Governing Law; Jurisdiction

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HEREBY (A) SUBMITS TO THE JURISDICTION OF ANY COURT SITTING IN THE CITY OF NEW YORK, STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, AND (C) WAIVES ANY OBJECTION TO SUCH VENUE BASED UPON FORUM NON CONVENIENS. THE FOREGOING SHALL NOT LIMIT OR AFFECT THE RIGHT OF A PARTY HERETO TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER JURISDICTION.

8.10     No Partnership

Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture or fiduciary relationship between any of the Parties and none of them shall have any authority to bind the others in any way.

8.11     Severability

Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect.

8.12     Waiver

No failure or delay by any Party in exercising any right, power or privilege hereunder shall impair the same or operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

8.13     Effect of Termination

If this Agreement is terminated then, in addition and without prejudice to any other rights, powers or remedies available to it:

(a) each Party is released from its obligations to further perform the Agreement; and

(b) each Party retains the rights it has against the other Party in respect of any past breach.

8.14     Rights Cumulative

The rights, remedies and powers of the Parties contained in this Agreement are cumulative and do not exclude any rights, remedies or powers otherwise provided to the Parties.

8.15     Entire Agreement

This Agreement together with any documents referred to in this Agreement or executed contemporaneously in connection with this Agreement comprises the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings, agreements, representations and correspondence.

8.16     Counterparts

This Agreement may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one and the same instrument.

             IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



                                        MailTV Pty Ltd



                                        By:    /s/ Peter Boonen
                                               ---------------------------------
                                        Name:      Peter Boonen
                                        Title:


                                        World CallNet, Inc.



                                        By:    /s/ Paul Goodman-Simpson
                                               ---------------------------------
                                        Name:      Paul Goodman-Simpson
                                        Title:     President and Chief Executive
                                                   Officer



                                               /s/ Paul Goodman-Simpson
                                               ---------------------------------
                                                   Paul Goodman-Simpson

                                   Schedule 1

                  Representations and Warranties of the Company


--------------------------------------------------------------------------------
1.       Interpretation
--------------------------------------------------------------------------------

1.1 In this Schedule 1, unless the context otherwise requires, the representations and warranties of the Company are deemed to be repeated mutatis mutandis in relation to any subsidiary of the Company as if all references to "the Company" were references to any such subsidiary.

1.2 Where any statement is qualified by the expression "to the best of the Warrantors' knowledge" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful inquiry.

1.3 Capitalized terms used in this Schedule 1 without definition shall have the meanings assigned them in the Agreement to which this Schedule is attached.


--------------------------------------------------------------------------------
2.       Corporate
--------------------------------------------------------------------------------

2.1      Incorporation; Good standing

The Company:

(a) is duly incorporated and in good standing under the laws of the State of Delaware;

(b) has the power to own, lease and operate its properties and assets and carry on the Business as it is now being conducted; and

(c) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification.

2.2      Authority

(a) The Company has obtained all licenses, permits and authorizations of whatever nature required to own its properties and assets and carry on the Business as it is now being conducted.

(b) The Company has the requisite corporate power and authority to execute, deliver an perform the Agreement and the transactions contemplated hereby. The Company has taken all necessary action by it to authorize the execution, delivery and performance of the Agreement and the transactions contemplated hereby. The Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity. The Board of Directors of the Company has taken all appropriate action so that the Purchaser will not be subject to the limitations on "business combinations" set forth in Section 203 of the Delaware Code by virtue of the execution, delivery or performance of the Agreement by the Company and the Purchaser.

(c) The stockholders of the Company are not required to approve the execution, delivery or performance of the Agreement by the Company.

(d) No Government Agency is required to give its consent or authorization to the execution, delivery or performance of the Agreement by the Company.

2.3      No conflict with other obligations

The execution, delivery and performance of the Agreement by the Company does not breach or conflict with or result in the violation of any provision of, or require the consent of any third party under or pursuant to:

(a) any material contract or obligation of the Company or any arrangement to which the Company is a party or otherwise bound;

(b) any law, regulation, license, permit, authorization, ruling, judgment, order or decree of any Governmental Agency; and

(c)  the Certificate of Incorporation or By-Laws of the Company.

2.4      Company not shareholder

The Company is not the holder or beneficial owner of any share, security or other interest of or in any other corporation other than Overleaf, Telemail Ltd, CallNet PLC, World CallNet Ltd.

2.5      Company not member of any partnership

The  Company  is not a  party  to any  partnership,  joint  venture,  agency  or
consortium  agreement  or  other  unincorporated   association  other  than  the
agreement, dated December 2, 1998, between the Company and Zilog, Inc.

2.6      Share capital

(a) The authorized capital stock of the Company consists of 30,000,000 Company Shares, and 10,000,000 preferred shares, par value $.001 per share (the "Preferred Shares"), of which, as of the date of the Agreement, (i) 14,556,325 Company Shares were issued and outstanding on a fully diluted basis and 500,000 are held in treasury which the Company intends to retire and (ii) no Preferred Shares were issued and outstanding and none were held in treasury. As of the date of the Agreement, there were no outstanding subscriptions, convertible or exchangeable securities, options, warrants or other rights, arrangements or commitments obligating the Company to issue, deliver or sell any shares of its capital stock or any debt securities (collectively, the "Convertible Securities"), other than as set forth on the Schedule of Capital Shares Outstanding which is annexed hereto as
     Schedule 2.6. After giving effect to shares of capital stock issuable upon the exercise or conversion of outstanding Convertible Securities, upon the issuance to the Purchaser (or a person or entity designated by it) of all of the Company Shares to be issued pursuant to the Agreement, the Purchaser (together with designees, if any) will be the record and beneficial owner of not less than 50% of the issued and outstanding share capital of the Company on a fully-diluted basis. After giving effect to all Company Shares that must be issued upon the exercise or conversion of Convertible Securities, the Company has sufficient authorized but unissued Company Shares to issue the Company Shares to the Purchaser pursuant to this Agreement.

(b) The Company has never reduced, repaid, or repurchased any of its share capital.

(c) All of the issued share capital of the Company is fully paid and non-assessable.

(d) No holder of shares of capital stock of the Company is entitled to exercise pre-emptive rights, whether statutory or contractual.

(e) The Company Shares to be issued pursuant to the terms of the Agreement, when issued and delivered in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Third Party Interests.

2.7      Certificate of Incorporation and By-Laws

(a) Prior to the execution of the Agreement the Company has delivered to the Purchaser a true and correct copy of its Certificate of Incorporation and By-Laws, each as amended to date.

(b) The business affairs of the Company have at all material times and in all material respects been conducted in accordance with the Certificate of Incorporation and By-Laws of the Company.


--------------------------------------------------------------------------------
3.       Contracts
--------------------------------------------------------------------------------

3.1      Disclosure of contracts

Except as disclosed in the Company Disclosure Schedule, the Company is not a party to any distribution agreement, agency/representative agreement, factoring agreement, major customer supply/purchase agreement, order obligation, sub-contract agreement, letter of intent or agreement to sell any shares or assets of the Company or government contract, in any such case of more than US$50,000.

3.2      Contracts, etc.

(a) For the purposes of this Section 3.2 and Section 3.4 and 3.5 a "material contract" is one with a value of more than US$50,000 that cannot be cancelled at the option of the Company within 60 days.

(b)  The Company is not a party to any material contract:

     (i)  which is outside its ordinary course of business;

     (ii) which materially and adversely affects its business or assets or which restricts the Company's freedom of action in relation to its normal business activities;

    (iii) which is a joint venture, shareholders' agreement or partnership;

     (iv) pursuant to which any officer, employee, agent, distributor or independent contractor of the Company is entitled to a commission, remuneration, royalty or payment of any nature from the Company calculated by reference to the whole or part of the turnover, profits or sales of the Company.

3.3      Powers of attorney

The Company has given no power of attorney to any person which is still effective to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into contracts in the normal course of their duties

3.4      Defaults under contract/liable to termination

The Company is in compliance in all material respects with its obligations under each material contract to which the Company is a party and no other party to any such material contract is in breach of it.

3.5      No notices

The Company has not received any notice which might materially affect any rights of the Company or the exercise of any rights by the Company in respect of any material contract.

--------------------------------------------------------------------------------
4.       Assets
--------------------------------------------------------------------------------

4.1      Fixed assets

The Company has good and marketable title to all fixed and unattached furniture, fixtures and fittings, equipment and vehicles, computer software and all other tangible assets owned by the Company and/or used in connection with the business, free from Security Interests, and all such assets are:

(a)  in the possession or control of the Company;

(b)  fully paid for; and

(c) not the subject of any lease or hire purchase arrangement or agreements for purchase on deferred terms.

4.2      All assets disclosed

The assets listed in the Company Disclosure Schedule constitute all the material assets owned or used by the Company in the ordinary course of the Business.

4.3      All assets necessary

The Company has:

(a)  good and marketable title to all assets; and

(b)  all contractual arrangements in respect of Mailtv;

necessary to enable it to conduct the Business in the manner in which it has been conducted for the period of 12 months immediately prior to the date of the Agreement.

4.4      Equipment

All major items of equipment and vehicles of the Company used in connection with the business are in appropriate working repair and condition having regard to their age and the use to which they are currently put.


--------------------------------------------------------------------------------
5.       Guarantees and Security Interests
--------------------------------------------------------------------------------

5.1      No third party guarantees by Company

The Company has not entered into any guarantee of or granted any Security Interest over its own assets in respect of, any other person's obligations or liabilities or indemnified any person against the acts or omissions of any third party other than a Security Interest arising by operation of law.

--------------------------------------------------------------------------------
6.       Governmental matters
--------------------------------------------------------------------------------

6.1      Investigations

The Company is not the subject of any investigation or inquiry by any Governmental Agency.

6.2      Authorizations

(a) All material authorizations required to conduct the Business are held by the relevant person and the Company is not in breach, or default in any material respect with respect to, any such authorization and has paid all fees due in relation to each such authorization.

(b) There are no factors or circumstances known to the Company which might prejudice the continuance or renewal of any authorization referred to in
     Section 6.2(a).

6.3      Compliance with laws

The Company has complied in all material respects with all applicable American and English laws in the conduct of the Business.

--------------------------------------------------------------------------------
7.       Taxation
--------------------------------------------------------------------------------

For the purposes of this Section 7:

"Duty" means any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes, but is not limited to, any interest, fine, penalty, charge or other similar amount imposed in respect of the above but excludes any Tax;

"Tax" means and includes all taxes and duties of any kind or place and includes any interest, fine, penalty, change or other similar impost in respect of any such taxes or duties; and

"Tax Law" means any law relating to either Tax or Duty as the context requires.

7.1      No Tax proceedings

The Company:

(a) is not a party to any action or proceeding for the assessment or collection of Tax nor has it received any notice of any pending or threatened Tax audit, action or proceeding; and

(b) is not the subject of any dispute or disagreement with any Governmental Agency in relation to Tax.

7.2      Assessed Taxes paid

The Company has paid all Taxes and Duties which have been assessed upon it and which are due and payable.

7.3      Tax returns

The Company has filed with the appropriate Governmental Agency all Tax returns, information and notices required to be filed by it and all returns filed by the Company in relation to Tax were accurate in all material respects upon filing, not misleading and submitted on time.

7.4      Withholding tax

Any obligation under any Tax Law to withhold amounts at source has been complied with.

7.5      Records

The Company has maintained proper and adequate records to enable it to comply with its obligations to:

(a) prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;

(b)  prepare any accounts necessary for the compliance of any Tax Law; and

(c)  retain necessary records as required by any Tax Law.

7.6      Residence

The Company:

(a) does not have and will not at the date of the First Closing have a branch or permanent establishment (as that term is defined in any relevant double taxation agreement) outside the United States of America and the United Kingdom; and

(b) is not and will not at the date of the First Closing be deemed for taxation purposes to be resident in any country other than the United Kingdom and the United States of America whether under the laws of those countries or any other relevant country (including Australia).

--------------------------------------------------------------------------------
8.       Insolvency events
--------------------------------------------------------------------------------

8.1      Liquidation; Winding up

(a)  The Company has not had a liquidator appointed.

(b)  The Company has not passed any resolution that it be wound up.

(c) No application for the winding up of the Company has been made and served on the Company which is still outstanding.

(d) No petition or other process for winding-up has been presented or, threatened against the Company and there are no circumstances justifying a bona fide petition or other process on the grounds of insolvency.

8.2      Solvency

The Company is able to pay its debts as and when they fall due.


--------------------------------------------------------------------------------
9.       Litigation
--------------------------------------------------------------------------------

For the purposes of this Section 9 "material" shall mean having a potential liability of at least US$50,000.

9.1      Ongoing proceedings, etc.

The Company is not engaged, and has not in the last 2 years been engaged in any material proceedings.

9.2      Proceedings pending or threatened

No material proceedings against the Company have been threatened at any time or are pending.

9.3      Unsatisfied judgments

There is no material unfulfilled or unsatisfied judgment outstanding against the or any of its assets.

9.4      No circumstances

To the best of the Warrantors' knowledge, there are no circumstances arising from the conduct of the Company or the Warrantors which might give rise to any material proceedings or any other material dispute involving the Company.

--------------------------------------------------------------------------------
10.      SEC Reports and  financial statements
--------------------------------------------------------------------------------

10.1     SEC Reports

The Company has previously furnished to the Purchaser true and complete copies of (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998, (b) the Company's Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, and (c) every Current Report on Form 8-K, registration statement and prospectus filed by the Company with the Securities and Exchange Commission since September 30, 1998 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports
(i) complied as to form in all material respect with the applicable requirements of such Reports and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in an SEC Report has been revised or superseded by a later filed SEC Report, none of the SEC Reports contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1999, the Company has timely filed all documents required to be filed by it with the Securities and Exchange Commission.

10.2     Financial statements

Each of the financial statements (including any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles (except as may be indicated in the notes thereto) and each fairly presented in all material respects the financial position, results of operations and changes in stockholders' equity and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments).

10.3     No off balance sheet financing

The Company has not factored any of its debts or engaged in financing of a type which is not required to be shown or reflected in its financial statements.

10.4     No material adverse effect

Since September 30, 1998, other than as described in the SEC Reports, no event has occurred, or condition exists, which would constitute or cause a material adverse effect with respect to the Company.


--------------------------------------------------------------------------------
11.      Matters since the Accounts Date
--------------------------------------------------------------------------------

11.1     Accounts Date

In this Schedule 2, "Accounts Date" means July 1, 1999.

Since the Accounts Date:

(a) the Business has been carried on in the ordinary course consistent with the practice for the 2 years immediately preceding the Accounts Date;

(b) the Company has not repaid any borrowed moneys in whole or in part except in the normal course of carrying on the Business;

(c) there has been no material and adverse change in the financial condition, position, prospects, assets or liabilities of the Business or the Company as compared with the position disclosed by the Accounts; (d) the Company has not sold any assets except in each case in the ordinary course of business;

(e) the Company has not purchased any assets, except in the ordinary course of business;

(f) the Company has not disposed of any fixed asset having a book value exceeding US$50,000;

(g) the Company has not incurred any capital expenditure or made any single capital commitment of an amount exceeding US$50,000;

(h)  no dividends, bonuses or other distributions have been paid or made;

(i) the Company has not altered its capital in any way or undergone any capital reorganization or resolved to repurchase any of its shares;

(j) the Company has not entered into, incurred or become subject to any contract, liability, obligation, commitment or transaction except in the ordinary course of business; and

(k) the Company has not passed or purported to pass any resolution in general meeting for any purpose other than a resolution required under the Law to be passed at the Company's Annual General Meeting.


--------------------------------------------------------------------------------
12.      Officers
--------------------------------------------------------------------------------

12.1     Restrictions

None of the directors or officers of the Company is subject to any obligation or
liability  or  duty  to  any  person  or  company  or  other   incorporated   or
unincorporated body which could in any way:

(a) prevent or restrict him from being involved in any capacity whatsoever with the Company or in any part of the business of the Company; or

(b) prevent or restrict the Company from doing business with any person firm or company which is or might otherwise become its customer or supplier or the provider of services to it.

12.2     Previous conduct

None of the directors or officers of the Company:

(a) has within the period of three years prior to the date of the Agreement been convicted of any criminal offence;

(b) has been a director, senior executive or senior employee of any company other than KORE Data Ltd. in respect of which a receiver, administrative receiver, receiver and manager or administrator has been appointed or which has gone into insolvent liquidation either within his period of employment with such company or within the period of twelve months following his ceasing to be a director, senior executive or senior employee of such company;

(c) has any interest or involvement in any business which compete in any way with the Business;

(d) has any financial or managerial interest or involvement in any customer or supplier of the Company.

--------------------------------------------------------------------------------
13.      Insurance
--------------------------------------------------------------------------------

13.1     Policies

All insurance policies referred to in Section 13.3 are currently in full force under effect, all premiums due under them have been paid and nothing has been done or omitted to be done which would, or would be likely to, make any of them void, voidable or unenforceable.

13.2     Claims

The Company is not aware of any claims in excess of US$50,000 which are outstanding, pending, threatened or capable of arising against the Company in respect of any accident or injury which are not fully covered by insurance.

13.3     Adequacy of coverage

The Company has, and at all times since incorporation has had, valid insurance polices in effect in respect of the Business, its employees and its assets:

(a) against all risks insured against in accordance with prudent business practice by companies carrying on the same type of business as the Company or having similar assets;

(b)  for the full amount required by any applicable law; and

(c)  for the full replacement value of its assets.

--------------------------------------------------------------------------------
14.      Properties
--------------------------------------------------------------------------------

For the purposes of this Section 14:

"Leasehold Properties" means those properties listed on the Company Disclosure Schedule.

14.1     Title

The Company is the lessee, sub-lessee or licensee of the Leasehold Properties and the Company's title or interest to each of them is held free from any Security Interest or any option, easement, covenant or third party interest, other than the interest of the landlord in the Leasehold Properties.

14.2     All real estate

The Leasehold Properties comprise all real estate, owned, used, held or occupied by the Company.

14.3     Use of properties

The use of the Properties for the purpose of the Business does not contravene in any material respect any applicable law.

14.4     Outstanding orders or notices

There are no outstanding orders or notices affecting the Leasehold Properties requiring the carrying out of any material alterations, improvements or maintenance.

14.5     Property leases

All material particulars in relation to the title or interest of the Company to the Leasehold Properties has been disclosed to the Purchaser.

14.6     No grants to third parties

The Company has not granted or agreed to grant to any third party any lease, sub-lease or license in respect of the whole or any part of any of the Leasehold Properties.

14.7     Occupation

The Company has exclusive occupation and quiet enjoyment of the Leasehold Properties and holds all easements, rights, interests and privileges necessary or appropriate for the conduct of the Business.

14.8     No breach

The Company is not in breach of, or in default under any material respect, any Agreement or covenant effecting the Leasehold Properties.

--------------------------------------------------------------------------------
15.      Intellectual Property rights
--------------------------------------------------------------------------------

15.1     Definition of Intellectual Property

"Intellectual   Property"  means  all   intellectual   property,   know-how  and
proprietary rights (whether registered or unregistered) owned or used by the Company in the conduct of the Business including:

(a)  Mailtv;

(b)  all computer software;

(c)  all trade or service marks and trade or service mark applications;

(d) all patents, patent applications, inventions, know-how, registered and unregistered designs and copyright; and

(e) all trade secrets, ideas, concepts, technical and operational information and other confidential information provided, however, that "Intellectual Property" does not include the Patent Applications (as defined below).

15.2     General

(a) The Company holds or has all necessary licenses in respect of all Intellectual Property Rights material to carrying on the Business as presently conducted in its name as sole legal and beneficial owner or licensee and, where registered as the legal and beneficial owner, as sole registered proprietor, free and clear of all Security Interests.

(b) All appropriate registrations for the Intellectual Property Rights have been obtained.

(c) The Company has not entered into any agreement for the licensing of the Intellectual Property Rights of which it is the legal and beneficial owner.

(d) The Company does not pay or have any requirement to pay any royalty or other payment to any third party for the use of the Intellectual Property Rights in the conduct of the Business.

(e) All registration and renewal fees regarding the Intellectual Property Rights due on or before the First Closing have been paid in full.

(f) To the best of the Warrantors' knowledge, the use by the Company of the Intellectual Property Rights does not breach or infringe any Intellectual Property Rights of any other person.

15.3     Patents and Patent Applications

(a) The Company Disclosure Schedule sets forth a true and complete list of every patent application in which the Company has any right, title ("Patent Application"), together with (i) the country in which such Patent Application was filed, (ii) the application number, (iii) the serial number, (iv) the filing date, (v) the applicant's name(s), (vi) the inventor's name(s), (vii) the patent number, if applicable, and (viii) the date of grant, if applicable.

(b) The Patent Applications listed in the Company Disclosure Schedule comprise all of the intellectual property rights necessary to the conduct of the Business. The Company has full right and title to each Patent Application.

(c) The Company does not have any right, title or interest in any patents which have been granted, nor are any such patents used in the conduct of the Business.

(d) The Company Disclosure Schedule sets forth the Convention countries in which the Company intends to file Patent Applications so as to obtain priority for the inventions claimed in the Patent Applications.

(e) All governmental fees, including, but not limited to, filing fees, annuities and issue fees, which have fallen due in respect of the Patent Applications have been paid.

(f) Each Patent Application has been filed in the correct name of the inventor(s) of the inventions claimed in such Patent Application and such inventor(s) is the sole inventor(s) responsible for the inventions claimed in such Patent Application.

(g) The inventor(s) of the inventions claimed in each Patent Application has duly assigned in writing to the Company the inventions claimed in such Patent Application. The Company Disclosure Schedule sets forth the parties to, and the date of execution of, each such assignment document.

(h) The Company is not the licensee of any of the Patent Applications. There are no royalties, license fees, charges or other amounts payable by, or on behalf of, the Company in respect of the Patent Applications or the patents sought thereby.

(i) The Company has not assigned, licensed or otherwise transferred any of its right, title or interest in the Patent Applications, nor has the Company agreed to do any of the foregoing.

(j) To the best of the Warrantors' knowledge, there is no prior art which would have the effect of invalidating any of the inventions claimed in the Patent Applications.

(k) To the best of the Warrantors' knowledge, no other person or entity infringes on any of the claims in any Patent Application (assuming for purposes of this representation that each such Patent Application was issued as a patent).

15.4     Business names

No business names or trade names are used by the Company in connection with the carrying on of the Business.

--------------------------------------------------------------------------------
16.      Personnel
--------------------------------------------------------------------------------

16.1     Disclosure of officers/employers

Details as at the date of the Agreement of:

(a) the names of all directors, secretaries, principal executive officers and employees of the Company ("Employees") who are earning a salary of more than US$100,000 per year; and

(b) all salary, wages and other remuneration payable to the Employees who are earning a salary of more than US$100,000 per year are included in the Company Disclosure Schedule.

16.2     Material employment terms

There are no:

(a) existing service or other agreements with any Employees which in their terms provide for a notice period of more than six months' notice for the termination of the employment of that Employee;

(b) schemes or arrangements for the payment of bonuses or commissions to any Employees; or

(c) share option or share incentive or similar schemes for any Employees, other than 300,000 Company Shares underlying 100,000 Stock options reserved for issuance to each of John Watts, Richard Maugham and Neil Martin and other than the Company's existing Stock Option Plan pursuant to which options to purchase up to 1,000,000 shares may be issued.

--------------------------------------------------------------------------------
17.      Regarding the KeyClub Shares
--------------------------------------------------------------------------------

17.1     Investment purposes

The Company is taking the KeyClub Shares for investment purposes only and not with a view towards their resale or distribution.

--------------------------------------------------------------------------------
18.      All information true and accurate
--------------------------------------------------------------------------------

To the best of the Warrantors' knowledge, all information set out in the Agreement (including this Schedule) or which has been disclosed by the Company and its officers, consultants, auditors or advisers to the Purchaser, its officers, consultants or advisers on or prior to the First Closing and the Second Closing is true and accurate in all respects and not misleading (whether by inclusion or omission).

                           Company Disclosure Schedule


Schedule 2.6

WORLD CALLNET, INC.
SCHEDULE OF CAPITAL SHARES OUTSTANDING
ON A FULLY DILUTED BASIS
AS OF SEPTEMBER 30, 1999

Common stock, $0.001 par value,
   outstanding as of September 30,
   1999                                                              10,541,325

Less treasury shares (held by CallNet Plc)                            (500,000)

Shares issuable pursuant to options
   granted under the WCN Stock
   Option Plan to the following
   individuals:
      Paul Goodman-Simpson                                              500,000
      Aaron Goodman-Simpson                                             500,000
      Keith Goodyer                                                     500,000
      Walter Wriston                                                     50,000
      CallNet Plc options assumed by WCN                                440,000
Additional 350,000 options reserved for issuance                        350,000
                                                                ----------------
                                                                      2,340,000
                                                                ----------------
Shares issuable pursuant to warrants
   to purchase WCN common stock
   granted to the following parties:
      November 30, 1998 bridge lenders                                  150,000
      December 31, 1998 bridge lenders                                  425,000
      April 1999 bridge lenders                                       1,100,000
      Richardson & Associates                                           250,000
      Tom Price, Jr.                                                    100,000
      James F. Smith                                                    150,000
      Other warrant holders
                                                                ----------------
                                                                      2,175,000
                                                                ----------------
Total outstanding shares of WCN capital
   stock as of September 30, 1999 on a
   fully diluted basis                                               14,556,325
                                                                ================

3.1      Disclosure of contracts

The Company is not a party to any distribution agreement, agency or representative agreement, factoring agreement, major customer supply/purchase agreement, order obligation, sub-contract agreement, letter of intent or agreement to sell any shares or assets of the Company or government contract, in any such case of more than US$50,000.

4.2      All assets disclosed

Other than the Patent Applications, the Company does not own or use any assets in the ordinary course of the Business that are deemed "material."

14.      Leasehold Properties(1)

         5 City Harbour
         Seldson Way
         London E14 9GR England
         Rent:  (pound)325 per week
         Term:  One year lease ending April 29, 2000

         Brecon House
         Meridian Gate
         207 Marsh Wall
         London E14 9YT
         Rent: (pound)29.400 per year
         Term:  Five year lease ending August 12, 2003

         3 Bassett Court
         Broad Street
         Newport Pagnell
         Rent:  (pound)13,000 per year
         Term:  Nine year lease ending August 14, 2007

         2 Bassett Court
         Broad Street
         Newport Pagnell
         Rent (pound)8,500 per year
         Term:  Lease ends June 28, 2007


15.3     Patents and Patent Applications

 Country Where    Application     Serial                       Applicant's     Inventor's      Patent
     Filed          Number        Number      Filing Date         Name            Name         Number    Grant Date
---------------- -------------- ----------- ---------------- ---------------- -------------- ----------- ------------

                                                                General
                                                                American                                    N/A -
United Kingdom     9828850.9       N/A       Dec. 30, 1998    Royalty, Inc.        N/A          N/A        Pending

European                                                      World CallNet,                                N/A -
Patent Office     99201002.5       N/A       March 3, 1999        Inc.             N/A          N/A        Pending


------------------------
(1)  Does not include leased equipment.



16.1     Disclosure of officers/employers

                             Executive Compensation

The following table sets forth the name and title of all directors, secretaries, principal executive officers and employees of the Company who are earning a salary of more than US$100,000 per year:


                                                                                                    Annual Car
Employee                                        Title                            Annual Salary       Allowance
------------------------------           ---------------------------------      ---------------     -------------

Paul Goodman-Simpson                     President & Chief Executive             (pound)135,000     (pound)12,500
                                         Officer and Director


Aaron Goodman- Simpson                   Chief Operations Officer and            (pound)135,000     (pound)12,500
                                         Director


Keith Goodyer                            Chief Technological Officer and         (pound)135,000               -0-
                                         Director


John Watts                               Engineering Manager                      (pound)65,000      (pound)7,500

Richard Maugham                          Marketing & Communications Manager       (pound)65,000      (pound)7,500


Neil Martin                              Operations Manager                       (pound)60,000      (pound)7,500


                                   Schedule 2

                 Representations and Warranties of the Purchaser


--------------------------------------------------------------------------------
1.       Interpretation
--------------------------------------------------------------------------------

1.1 Capitalized terms used in this Schedule 2 without definition shall have the meanings assigned them in the Agreement to which this Schedule is attached.

--------------------------------------------------------------------------------
2.       Corporate
--------------------------------------------------------------------------------

2.1      Incorporation; Good standing

The Purchaser:

(a)  is  duly   incorporated  and  in  good  standing  under  the  laws  of  its jurisdiction of incorporation;

(b) has the power to own, lease and operate its properties and assets and carry on the Business as it is now being conducted; and

(c) is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification.

2.2      Authority

(a) The Purchaser has obtained all licenses, permits and authorizations of whatever nature required to own its properties and assets and carry on its business as it is now being conducted.

(b) The Purchaser has the requisite corporate power and authority to execute, deliver and perform the Agreement and the transactions contemplated hereby. The Purchaser has taken all necessary action by it to authorize the execution, delivery and performance of the Agreement and the transactions contemplated hereby. The Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and to general principles of equity.

(c) The stockholders of the Purchaser are not required to approve the execution, delivery or performance of the Agreement by the Purchaser.

(d) No Government Agency is required to give its consent or authorization to the execution, delivery or performance of the Agreement by the Purchaser.

2.3      No conflict with other obligations

The execution, delivery and performance of the Agreement by the Purchaser does not breach or conflict with or result in the violation of any provision of, or require the consent of any third party under or pursuant to:

(a) any material contract or obligation of the Purchaser or any arrangement to which the Purchaser is a party or otherwise bound;

(b) any law, regulation, license, permit, authorization, ruling, judgment, order or decree of any Governmental Agency; and

(c)  the Certificate of Incorporation or By-Laws of the Purchaser.

2.4      Share capital

(a)  The KeyClub Shares to be transferred pursuant to the terms of the Agreement
     have  been  duly   authorized  and  validly  issued  and  are  fully  paid,
     non-assessable and free of any Third Party Interests.


--------------------------------------------------------------------------------
3.       Regarding the Company Shares
--------------------------------------------------------------------------------

3.1      Investment purposes

The Purchaser is taking the Company Shares for investment purposes and not with a view towards their resale or distribution.

                                     Annex A

                       Previous Payments by the Purchaser

------------------------------- --------------------------------------
             Date                          Payment Amount
------------------------------- --------------------------------------
        July 20, 1999               Australian $215,000
------------------------------- --------------------------------------
        July 23, 1999               Australian $120,000
------------------------------- --------------------------------------
        August 4, 1999              (pound)35,000
------------------------------- --------------------------------------
        August 6, 1999              (pound)35,000
------------------------------- --------------------------------------
       August 26, 1999              (pound)35,000
------------------------------- --------------------------------------
       August 31, 1999              (pound)35,000
------------------------------- --------------------------------------
      September 9, 1999             (pound)35,000
------------------------------- --------------------------------------
      September 16, 1999            US$ 450,000
------------------------------- --------------------------------------

                                     Annex B

                      Form of Registration Rights Agreement


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is entered into as of October __, 1999 by and between World CallNet, Inc., a Delaware corporation (the "Company"), and MailTV Pty Ltd, an Australian corporation ("MailTV").

         WHEREAS, the Company, MailTV and Paul Goodman-Simpson have entered into the Stock Purchase Agreement (capitalized terms used herein without definition shall have the meanings ascribed to them in Section 1.11 of this Agreement);

         WHEREAS, as contemplated by the Stock Purchase Agreement, the Company will issue to MailTV up to an aggregate of 14,500,000 shares of Common Stock in two or more closings (such number being subject to adjustment in the event of a stock split, merger or other business combination, as provided in the Stock Purchase Agreement); and

         WHEREAS, it is a condition precedent to the Company's obligation to close the transactions contemplated by the Stock Purchase Agreement that this Agreement be executed by the parties hereto;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company and MailTV hereby agree as follows:

         1.1 Demand Registration Rights.

                  (a) Holder shall have the right, exercisable prior to the Termination Date, unless extended pursuant to this Section 1.1, on one (1) occasion by written notice to the Company (the "Registration Notice"), to require the Company to effect a registration under the Securities Act of the Registrable Securities, and the Company will cause, as expeditiously as practicable, the registration under the Securities Act of any or all of the Registrable Securities. In connection therewith, the Company shall be obligated to prepare and file a registration statement promptly upon receipt of any such Registration Notice and shall be further obligated to cause such registration statement to be declared effective under the Securities Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof; provided, that the Company may defer for period not longer than 60 days the registration requested pursuant to this Section 1.1 if a majority of the Company's board of directors shall resolve that because the Company has under consideration a significant (as used in Regulation S-X of the Commission) acquisition, disposition or other material transaction that has not been publicly disclosed, the expeditious registration, as otherwise required by this
Section 1.1, would be materially disadvantageous to the Company. The period during which the rights granted under this Section 1.1 may be exercised by

Holder shall be extended by one day beyond the Termination Date for each day that pursuant to this Section 1.1 the Company postpones effecting a registration or requires Holder to refrain from disposing of Registrable Securities pursuant to the registration statement. Holder may demand, and the Company shall be required to effect, only one (1) such registration of Registrable Securities owned by Holder, and such obligation shall be deemed satisfied (i) when one underwritten registration and offering shall have been completed with respect to Registrable Securities which Holder requests be registered pursuant to this
Section 1.1 or (ii) when one registration not involving an underwriter shall become effective pursuant to a request of Holder made pursuant to this Section 1.1, provided that a registration not involving an underwriter shall not be deemed to have been effected for purposes of this Section 1.1 if the registration statement relating to such registration does not remain effective for a period of at least 365 days (or such shorter period ending on the date Holder completes its distribution of Registrable Securities as contemplated by such registration statement) or if within 365 days after such registration becomes effective (or such shorter period referred to above) such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and all the Registrable Securities registered in connection therewith were not sold.

                  (b) If Registrable Securities which the Company has been requested to register pursuant to this Section 1.1 are to be disposed of in an underwritten public offering, Holder shall select the managing underwriter for such offering, provided that such underwriter is acceptable to the Company. The Company may not unreasonably withhold its approval of the underwriter. If the managing underwriter shall advise the Company in writing (with a copy to Holder) stating that, in its opinion, the number of shares proposed to be included in such registration exceeds the number which can be sold in such offering within the price range acceptable to Holder (such opinion to state the approximate number of shares which, in the judgment of the managing underwriter, may be included in such offering without such effect), then the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering (i) first, Registrable Securities owned by Holder requested to be registered pursuant to this Section 1.1, and
(ii) second, all other securities of the Company proposed to be included in such registration.

         1.2 Piggyback Registration Rights. If the Company at any time through the Termination Date proposes (or if the Company proposes on more than one occasion) to register any of its securities under the Securities Act for sale, in a manner which would permit registration of Registrable Securities owned by Holder for sale to the public under the Securities Act, it will give written notice to Holder of its intention to register any of its securities and, upon the written request of Holder given within 30 days after the actual receipt of any such notice, the Company will cause all or any part of any Registrable Securities then owned by Holder to be included in such registration statement; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered. Notwithstanding anything in the foregoing to the contrary,

                  (a) if a registration pursuant to this Section 1.2 involves an underwritten offering, the Company shall select the managing underwriter for the offering and any additional investment bankers or manager to be used in connection with the offering, and, if the managing underwriter shall advise the Company in writing (with a copy to Holder) that, in its opinion, the number of shares proposed to be included in such registration is so great as would adversely affect the offering, including the price at which the shares can be sold, then the Company will include in such registration the maximum number of securities which the Company is so advised can be sold in such offering without the adverse effect allocated as follows: (i) first, securities of the Company that the Company proposes to issue and sell for its own account and securities for which it has granted demand registration rights to Persons other than Holder, (ii) second, Registrable Securities owned by Holder and requested to be registered pursuant to this Section 1.2 and securities of the Company held by other holders granted similar piggyback or incidental registration rights by the Company, pro rata among Holder and such other holders on the basis of the total number of shares of such securities requested to be registered by Holder and all such other holders, and (iii) third, all other securities of the Company proposed to be included in such registration;

                  (b) the Company shall not be required to include any Registrable Securities owned by Holder in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing shareholders of the Company; and

                  (c) the procedures set forth in Section 1.3 (other than those set forth in Section 1.3(a) and (b)) shall apply to any registration involving a Holder pursuant to the terms of this Section 1.2.

         1.3 Registration Procedures. Registration under this Agreement shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall permit the disposition of such Registrable Securities. If and whenever the Company proposes to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.1, the Company will as expeditiously as possible:

                  (a) promptly and in any event within 90 days of the Registration Notice (subject to the proviso set forth in Section 1.1), prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) such time as all of the Registrable Securities have been disposed of by Holder and (ii) 365 days after the effective date of such registration statement, and shall immediately notify Holder when such registration statement is no longer effective under the Securities Act;

                  (c) furnish as soon as available to Holder and the managing underwriter, if any, (i) such number of copies of such drafts and final versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), (ii) such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), (iii) such number of copies of any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and
(iv) such number of copies of such other documents, as Holder may reasonably request;

                  (d) register or qualify the Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such U.S. jurisdictions as Holder shall reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                  (e) in the case of an underwritten offering, furnish to Holder and the underwriters of Registrable Securities:

                           (i) an opinion of counsel for the Company,  dated the
                  effective date of such registration statement and dated the date of the closing under the underwriting agreement, reasonably satisfactory in form and substance to the managing underwriter, and

                           (ii) a "comfort" letter,  dated the effective date of
                  such registration statement and dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement and the prospectus included therein and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                  (f) notify Holder, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Holder promptly prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy (in accordance with Rule 158) the provisions of
Section 11(a) of the Securities Act, and furnish to Holder at least five Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus, and shall not file any thereof to which Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

                  (h) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (i)  cause  all   Registrable   Securities   covered  by  such
registration statement to be listed on the exchange on which similar securities issued by the Company are then listed.

In any registration of Registrable Securities pursuant to this Agreement, Holder shall provide to the Company all necessary information regarding Holder's intended method of distribution. The Company may require Holder to furnish the Company such additional information in respect of Holder or its Registrable Securities which will be included in such registration statement as the Company may reasonably request in writing and as it required by applicable laws or regulations. The Company agrees to include in any such registration statement all information which Holder shall reasonably request.

         1.4 Underwritten Offerings.

                  If requested by the underwriters for any underwritten offering by Holder made pursuant to a registration requested under Section 1.1, the Company will use its reasonable efforts to enter into a firm commitment underwriting agreement with such underwriters and Holder for such offering, such agreement to be satisfactory in substance and form to Holder and the underwriters and to contain such representations and warranties by the Company and such other terms as are customarily contained in such agreements, including, without limitation, indemnities to the effect and the extent provided in Section
1.7. Except as set forth in this Agreement, Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding Holder, Holder's Registrable Securities and Holder's intended method of distribution and any other representation required by law.

         1.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act in which Registrable Securities are included pursuant to this Agreement, the

Company will give Holder, its counsel and the managing underwriter or underwriters (if any) the opportunity (a) to review such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and (b) to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements.

         1.6 Registration Expenses. The Company will, whether or not any registration pursuant to this Agreement becomes effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses incident to its performance of or compliance with this Agreement, including, without limitation, all (a) registration, filing and listing fees, (b) fees and expenses of compliance with securities or Blue Sky laws, (c) printing expenses and messenger and delivery expenses, (d) fees and disbursements of counsel for the Company and the Company's independent public accountants (including the expenses of any audit and/or "comfort" letter) and other Persons retained by the Company and (e) any fees and disbursements of underwriters customarily borne by issuers or sellers of securities (excluding underwriting commission and discounts, which shall be borne by Holder).

         1.7 Indemnification.

                  (a) The Company will, and hereby does, indemnify and hold harmless, to the extent permitted by applicable law, Holder, its officers and directors, if any, and each Person, if any, who controls Holder within the meaning of Section 15 of the Securities Act, and their respective successors, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, including legal fees incurred in investigating or defending any such loss, claim, damage or liability (under the Securities Act or common law or otherwise) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), covering the Registrable Securities or any preliminary prospectus or other document incident thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by Holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, no action or failure to act on the part of such underwriters (whether or not any such underwriter is an Affiliate of Holder) shall affect the obligations of the Company to indemnify Holder or any Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form, with customary indemnification provision, with such underwriters. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder, its officers, directors or any Person, if any, who controls Holder as aforesaid, and shall survive the transfer of such securities by Holder.

                  (b) Holder will and hereby does indemnify, to the extent permitted by applicable law, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and their respective successors, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (including legal fees incurred in investigating or defending any such loss, claim, damage or liability) arising out of or based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in, or such omission is in, information furnished in a writing by Holder expressly for use therein, provided that Holder's obligations hereunder shall be limited to an amount equal to the proceeds to Holder of the Registrable Securities sold pursuant to such registration statement.

                  (c) Any Person entitled to indemnification under the provisions of this Section 1.7 shall (i) give prompt notice to the indemnifying Person of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified Person's reasonably judgment a conflict of interest between such indemnified and indemnifying Persons may exist in respect to such claim, permit such indemnifying Person to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified Person; and, if such defense is so assumed, such indemnifying Person shall not enter into any settlement without the consent of the indemnified Person if such settlement attributes liability to the indemnified Person and such indemnified Person shall not be subject to any liability for any settlement made without such consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Agreement shall so provide. In the event that an indemnifying Person shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying Person shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying Person in respect of such claim, unless, in the reasonable judgment of any such indemnified Person, a conflict of interest may exist between such indemnified Person and any other of such indemnified Persons in respect of such claim.

                  (d) If for any reason the foregoing indemnity is unavailable, then, subject to the proviso in Section 1.7(b) in the case of Holder, the indemnifying Person shall contribute to the amount paid or payable by the indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person and the indemnified Person as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person and by the Persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the Person in connection with investigating or defending any action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (e) An indemnifying Person shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 1.7 to or for the account of the indemnified Person from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

         1.8 Transfer of Registration Rights. The registration rights set forth in this Agreement are transferable only in connection with the sale or other transfer to a single purchaser of at least 50.1% of the shares of Common Stock of MailTV acquired pursuant to the Stock Purchase Agreement, provided such purchaser agrees (in a writing that names the Company as an explicit third party beneficiary) to be bound by all of the terms and conditions of this Agreement.

         1.9 Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         1.10 Availability of Information. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Registrable Securities. The Company will also cooperate with the Holder of any Registrable Securities in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of such Registrable Securities.

         1.11 Certain Definitions. As used herein, the following defined terms shall have the following meanings:

         "Affiliate": any Person that is an "affiliate" within the meaning of the regulations promulgated under the Securities Act.

         "Business Day": any day, other than a Saturday, Sunday or a day on which commercial banking institutions in the City of New York, State of New York, are required or authorized by law to close.

         "Commission":   the  Securities  and  Exchange  Commission or any other
federal agency at the time administering the Securities Act.

         "Common Stock": the Common Stock, par value $.001 per share, of the Company.

         "Holder": MailTV, or the purchaser (in a transfer made in compliance with Section 1.8) of at least 50.1% of the shares of Common Stock acquired by MailTV pursuant to the Stock Purchase Agreement.

         "NASD": The National Association of Securities Dealers, Inc. or any successor organization.

         "Person": a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Registrable Securities": fifty percent (50%) of the shares of Common Stock (or such lesser number as Holder shall determine) acquired by MailTV pursuant to the Stock Purchase Agreement, provided, that the shares of Common Stock acquired by MailTV pursuant to the Stock Purchase Agreement shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have otherwise been transferred, new instruments or certificates of them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.

         "Securities Act": the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Stock Purchase Agreement": the Stock Purchase Agreement, dated as of September 30, 1999, among the Company, MailTV and Paul Goodman-Simpson.

         "Termination Date":  December 31, 2004.

         1.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         1.13 Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of (a) the Company and its successors and assigns and (b) Holder and its successors and assigns.

         1.14 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior understandings and agreements, with respect to the subject matter hereof.

         1.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

         1.16 Notices. All notices and other communications hereunder shall be in writing and may be sent by (a) personal delivery (including courier service),
(b) telecopier  during normal business hours to the number  indicated  below, or
(c) first class or registered or certified mail, postage prepaid, and addressed as follows:

                  If to the Company at:

                           World CallNet, Inc.
                           Brecon House
                           Meridian Gate
                           207 March Wall
                           London E14 9YT
                           Attention:  Paul Goodman-Simpson
                           Telecopier:  (44)-171-345-1013

                  If to MailTV at:

                           MailTV Pty Ltd
                           Level 24-60, Margaret Street
                           Sydney, New South Wales
                           Attention:  Peter Boonen/Gerard Farley
                           Telecopier No.:  (612) 9251-2379

         The Company or any Holder may change or add its address or telecopier number to which notices and other communications hereunder are to be delivered by giving the Company or such Holder, as the case may be, notice in the manner herein set forth. Each notice and other communication shall be effective (i) if given by telecopier, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (ii) if given by mail, 72 hours after the notice or other communication is deposited in the mail properly addressed with first class postage prepaid or (iii) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received.

         1.17 Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         1.18 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         1.19 Construction. Personal pronouns, when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. All references in this Agreement to Sections or subsections shall refer to the corresponding Section or subsection of this Agreement, unless specific reference is made to a Section or subsection of another document or instrument. Any reference in this Agreement to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
The word "including" shall mean including without limitation.

         1.20 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of the Agreement shall be valid unless it shall be in writing and signed by the Company and Holder. No waiver by the Company or any Holder of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentations, breach of warranty or covenant hereunder or to affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date first above written.

                                 WORLD CALLNET, INC.


                                 By:_____________________________________
                                 Name:
                                 Title:


                                 MAILTV PTY LTD


                                 By:_____________________________________
                                 Name:
                                 Title:













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